EXHIBIT 23.1
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            KPMG LLP
            CHARTERED ACCOUNTANTS                      Telephone (403) 691-8000
            1200-205 5th Avenue SW                     Fax       (403) 691-8008
            Calgary AB T2P 4B9                         Internet     www.kpmg.ca






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors of Pengrowth Corporation as Administrator of Pengrowth Energy Trust

We consent to the use of our reports dated February 26, 2007, with respect to the consolidated balance sheets of Pengrowth Energy Trust as of December 31, 2006 and 2005, and the related consolidated statements of income and deficit and cash flow for each of the years then ended, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement on Form F-3.

/s/ KPMG LLP

Chartered Accountants
Calgary, Canada
June 15, 2007





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KPMG LLP, a Canadian owned limited liability partnership, is the Canadian member firm of KPMG International, a Swiss association